UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

Forward-Looking Statements

Statements in the Operating Plan which follows may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

Operating Plan

On February 22, 2011, the Company signed an agreement with Vietnamese Internet Network Information Center (“VNNIC”) which designates Dot VN as VNNIC’s sole partner in developing, promoting and managing the Vietnamese Native Language Internationalized Domain Name (the “Vietnamese IDNs”) system (the “IDN Agreement”). The IDN Agreement has no fixed term. The IDN Agreement is in addition to our long standing agreement to promote the Vietnamese ccTLD, ‘.vn’ and to serve as the only domain name registrar empowered with independent authority to approve and register in real time, without VNNIC participation, Vietnamese domain names and we are the only registrar authorized to process all third level registrations online which provides Dot VN with a competitive advantage vis-à-vis other domain name registrars (the “VNNIC Registrars Agreement”). The current VNNIC Registrars Agreement has no fixed term. The Company’s revenues earned under the VNNIC Registrars Agreement have matured and our market has stabilized with future growth projected at 2%. Future revenue growth needs to be developed in other areas; such as the Vietnamese IDN domain name (the "IDN Domain").

At the Company’s suggestion VNNIC eliminated the registration fee for the IDN Domain. During the past two years the Company has aggressively marketed the IDN Domains within Vietnam increasing registration from a few thousand to over 887,000 at March 31, 2013.  During the past year the Company has developed a set of free web template tools to allow the IDN Domain user to create a web site (the “IDN Site”) with over 30,700 web sites in use at March 31, 2013.  We project IDN Sites in excess of 53,000 by December 2013.

The Company intends to monetize the IDN Sites in the future by the inclusion of online advertising as part of the free web template we provide from a variety of sources to include Google.  We are presently updating the IDN web templates to be compatible with Google’s offerings and anticipate generating revenue in the third calendar quarter with a modest projection of $120,000 collected by December 2013.  Currently the Company has been optimizing the use of Google and Yahoo ads on our INFO.VN web site with cash generation having increased from a few hundred dollars per month to just under $20,000 in April which we project to plateau at $45,000 per month in the fourth calendar quarter.

These two revenue sources are projected to contribute over $450,000 in cash collections during this calendar year driving the Company to its first positive monthly and annual cash flows before debt service.  With continued development of the IDN Domain and the creation of IDN Sites (collectively the “IDN Market”) we project calendar year 2014 to generate $1.6 million in cash flows to service our debt.  With continued expansion of the IDN market our cash flows to service debt is projected to reach $8.7 million in calendar year 2015.

Financial Obligations

On March 19, 2012, Dot VN, Inc. (the “’Company”) reported on Form 10-Q for the quarter ended January 31, 2012 (the “Filing”) an aggregate of $7,430,846 in debt obligations plus an additional $1,871,979 of accrued liabilities.  Subsequent to the Filing the total debt obligation has increased to an aggregate of $8,343,501 plus an additional $2,159,139 of accrued liabilities.  It is suggested that the following discussion of debt obligations and accrued liabilities be read in conjunction with the Company's January 31, 2012 unaudited condensed consolidated financial statements and related notes included in the Company’s Form 10-Q as filed with the Securities and Exchange Commission.

Debt obligations, without consideration of offsetting debt discounts, and accrued liabilities at January 31, 2012 consisted of the following:

January 31,
2012
(unaudited)

Due to related parties short-term	$1,987,721
Short-term convertible debt	120,648
Short-term debt and current portion of long-term debt	3,097,236
Due to related parties long-term	806,868
Long-term convertible debt	1,392,114
Long-term debt, net of current portion	26,259
Total debt obligations	7,430,846
Accrued liabilities	1,871,979
Total debt obligations and accrued liabilities	$9,302,825

Debt obligations, without consideration of offsetting debt discounts, and accrued liabilities at April 30, 2013 consisted of the following:

April 30,
2013
(unaudited)

Due to related parties short-term	$2,746,418
Short-term convertible debt	1,544,133
Short-term secured debt	99,232
Short-term debt and current portion of long-term debt	1,936,950
Due to related parties secured long-term	167,507
Due to related parties long-term	277,809
Long-term secured convertible debt	481,014
Long-term convertible debt	1,100,716
Long-term debt, net of current portion	28,364
Total debt obligations	8,382,143
Accrued liabilities	2,161,849
Total debt obligations and accrued liabilities	$10,543,992

During the time period from January 31, 2012 to April 30, 2013 (the “Subsequent Period”) the Company’s debt obligations increased a net $951,297 and accrued liabilities increased a net $289,870 for an aggregate net increase of $1,241,167 as detailed below.

Due to Related Parties Short-term

Pursuant to the terms of the underlying related party short-term debt obligations an aggregate of $271,374 of interest was accrued during the Subsequent Period.

An aggregate of $50,901 and $34,825 was borrowed from and an aggregate of $9,986 and $46,936 was repaid to Ms. Hue Tran Johnson and Ms. Ngoc Anh Ung, respectively on the Hue Revolver and Ung Revolver.  Ms. Johnson is the wife of Dr. Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director.  Ms. Ngoc Anh Ung, the Company’s Vice President of Operations and Business Development, Asia.  On March 29, 2012, the Hue Revolver was amended to extend the March 31, 2012 due date to April 30, 2013 with no other change to the terms.  On March 29, 2012, the Ung Revolver was amended to extend the March 31, 2012 due date to April 30, 2013 with no other change to the terms.

On February 29, 2012, at the direction of Ms. Johnson $100,000 owed her under the Hue Revolver was transferred to Hi-Tek, Inc. a privately held California corporation (“Hi-Tek Private”) and added to the funds owed under the revolving credit arrangement with Hi-Tek Private (the “Hi-Tek Revolver”).  Additionally on March 20, 2012, $250,000 of the Hue Revolver debt was cancelled in exchange for the issuance of a new three year five cent convertible debenture offered by the Company with the same terms and conditions as other convertible notes issued about the same time.

On February 29, 2012, at the direction of Ms. Ung $50,000 owed her under the Ung Revolver was transferred to Hi-Tek, Private and added to the funds owed under Hi-Tek Revolver.  Additionally on March 31, 2012, an aggregate of $161 of accrued interest was paid to Ms. Ngoc Anh Ung under Term Note 25 and Term Note 26 fully paying each note which was then cancelled.  In addition, on March 29, 2012, Term Note 17 and Term Note 29 held by Ms. Ung were amended to extend the March 31, 2012 due dates to April 30, 2013 with no other change to the terms.

On March 29, 2012, convertible notes 8 held by Mr. Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors and Dr. Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director were amended to extend the March 31, 2012 due dates to April 30, 2013 with no other change to the terms.

During the Subsequent Period the Company made monthly interest payments aggregating $25,182 pursuant to the terms of the Hi-Tek Trademark Loan One to Mr. Howard Johnson, a related party.  Mr. Johnson is the father of Mr. Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors and Dr. Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director.  On July 19, 2012, the Hi-Tek Trademark Loan One was further amended to extend the July 20, 2012 due date to April 30, 2013, with no other change to the terms of the note or the conversion feature.

During the Subsequent Period the Company made interest and principal payments to Mr. Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors aggregating $13,601 on Term Note 16, Term Note 23 and Term Note 28,  On March 30, 2012, the unbalance of Term Note 16, Term Note 23 and Term Note 28 aggregating $52,842 were cancelled plus $100,000 in satisfaction of unpaid salary, including interest, from December 2009 through March 2010 were exchanged for a twenty-four month installment note aggregating $152,842 due March 31, 2014.  Interest accrues at the rate of Ten Percent (10%) per annum and a fixed monthly installment payment of $5,000 is due on the first of each month commencing April 1, 2012.  An aggregate of only $20,560 was paid towards the fixed monthly installments.

On March 31, 2012, long-term Convertible Notes 11 due March 31, 2013 aggregating $818,023 were reclassified from due to related parties long-term to short-term.  The Convertible Notes 11 remain outstanding at April 30, 3013.

Short-term Convertible Debt

Pursuant to the terms of the underlying short-term convertible debt obligations an aggregate of $149,624 of interest was accrued during the Subsequent Period.

On March 22, 2012 the Company received $42,500 from Asher Enterprises, Inc. (“Asher”).  The loan is evidenced by a convertible promissory note and matures 270 days from the issuance date on December 19, 2012 (the “Asher Third Debenture”).  The Asher Third Debenture accrues interest at the rate of 8% per annum.  The Company can prepay the note and accrued interest (the “Amount Due”) in full during the first 180 days by paying a) the Amount Due multiplied by b) a prepayment premium which ranges from 120% (a 20% premium during the first 60 days) to 145% (a 45% premium between 151 to 180 days).  Following the 180th day (September 10, 2012) Asher can convert the note, in whole or in part, into common stock at a 40% discount to the average of the three (3) lowest closing bid prices during the ten trading days prior to their notice to convert (the “Conversion Price”); representing a beneficial conversion feature.  In addition, the notes contains covenants requiring the Company to maintain its SEC filings on Forms 10-Q and 10-K and obtain Asher’s written consent for certain activities not in existence or not committed to by the Company on the issue date, as follows: (i) dividend distributions in cash or shares; (ii) stock, warrant or option repurchases; (iii) borrowings; (iv) sale or disposal of assets; (v) certain advances and loans in excess of $100,000; and (vi) certain guarantees to third-party liabilities.  In the event of default, the amount of principal and interest not paid bear interest at the rate of 22% per annum and the notes becomes immediately due and payable.  Should that occur, the Company is liable to pay Asher 150% of the then outstanding principal, interest and default interest.  The Company did not filed Form 10-K for the fiscal year ended April 30, 2012 which is an event of default under the Asher Third Debenture; subsequent to this event the Company has accrued interest at the default rate of Twenty Two (22%) percent per annum.

Between February 1, 2012 and March 26, 2012, pursuant to the terms of the Asher First Debenture, the principal and accrued interest aggregating $38,800 were converted into an aggregate of 3,099,999 restricted shares of the Company’s Common Stock and the Asher First Debenture was cancelled.  On June 4, 2012 and July 19, 2012, pursuant to the terms of the Asher Second Debenture, an aggregate of $24,000 in principal was converted into an aggregate of 1,655,416 restricted shares of the Company’s Common Stock.  $26,000 of the Asher Second Debenture principal plus accrued interest remains unpaid; the Asher Second Debenture was due on May 25, 2012.  The Company did not filed Form 10-K for the fiscal year ended April 30, 2012 which is an event of default under the Asher Second Debenture; subsequent to this event the Company has accrued interest at the default rate of Twenty Two (22%) percent per annum.

On March 31, 2012, the $100,000 three year convertible debenture held by Franklyn deMarco plus accrued interest was cancelled in exchange for a $125,000 amended and restated convertible debenture due August 31, 2012 drafted by Mr. deMarco’s legal counsel (the “deMarco Debenture”). The deMarco Debenture accrues interest at the rate of Ten Percent (10%) per annum and has a fixed 16.8 cent conversion into restricted shares of the Company’s Common Stock at the option of Mr. deMarco. In addition, the Mr. deMarco received a detachable warrant for 1,000,000 restricted shares of the Company’s Common Stock. The detachable warrant has an exercise price of $0.10 per share and a term of three years from the date of issuance. From November 1, 2012 through April 1, 2013 an aggregate of $9,679 in interest was paid to Mr. deMarco in exchange for forbearing from litigation of the deMarco Debenture. Prior to any default in this arrangement on April 26, 2013, Mr. deMarco through new attorneys filed suit to, among other causes, enforce collection of the deMarco Debenture. The Company was served with the suit on May 1, 2013. (See Item 8.01). At this time there is no change in the liability owed to Mr. deMarco.

Additionally on March 31, 2012, long-term Convertible Notes 10 due March 31, 2013 aggregating $510,419 were reclassified from long-term convertible debt to short-term. In addition during the Subsequent Period an aggregate of $9,100 was paid to one holder of a three year Convertible Notes 10. The Convertible Notes 10 remain outstanding at April 30, 3013.

On June 17, 2012, long-term Convertible Notes 12 due June 17, 2013 aggregating $742,795 were reclassified from long-term convertible debt to short-term.

On April 10, 2013, pursuant to the terms of two Convertible Notes 10 the Company issued an aggregate of 1,300,276 restricted shares of the Company’s Common Stock in exchange for the cancellation of an aggregate principal of $50,000 plus $15,274 of accrued interest.

Short-term Secured Debt

On November 29, 2012, the Company executed a $52,500 secured term note due June 1, 2013.  Interest accrues at the rate of One Percent (1%) per month.  The note is secured by the Company’s daily credit card collections.  As additional consideration the Company issued a warrant for the purchase of Two Million One Hundred Thousand (2,100,000) Shares of the Company’s Common Stock with an exercise price of $0.025 per share and a term of three (3) years.  On January 11, 2013, the secured note was amended to reduce the security to Fifty Percent (50%) of the Company’s daily credit card collections.

On January 14, 2013, the Company executed a $42,500 secured term note due July 15, 2013.  Interest accrues at the rate of One Percent (1%) per month.  The note is secured by Fifty Percent (50%) the Company’s daily credit card collections.  As additional consideration the Company issued a warrant for the purchase of Two Million Six Hundred Twenty-Five Thousand (2,625,000) Shares of the Company’s Common Stock with an exercise price of $0.02 per share and a term of three (3) years.

Pursuant to the terms of the underlying short-term secured debt obligations an aggregate of $4,232 of interest was accrued during the Subsequent Period.

Short-term Debt and Current Portion of Long-term Debt

Pursuant to the terms of the underlying short-term debt and long-term debt obligations an aggregate of $246,027 of interest was accrued during the Subsequent Period.

On October 10, 2012, the Company executed a $50,000 term note due January 10, 2013.  Interest accrues at the rate of One Percent (1%) per month.

On March 5, 2012 and February 6, 2013, the Company received an advance of $50,000 and $20,000 under the Hi-Tek Revolver, respectively.  During the Subsequent Period an aggregate of $37,745 was repaid on the Hi-Tek Revolver.  The Hi-Tek Revolver is due April 30, 2013.  On February 29, 2012, $600,000 of the Hi-Tek Revolver debt was cancelled in exchange for the issuance of a new three year five cent convertible debenture offered by the Company.  The new loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Twelve Million (12,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

On February 29, 2012, at the direction of Ms. Hue Tran Johnson $100,000 owed her under the Hue Revolver was transferred to Hi-Tek Private and added to the funds owed under Hi-Tek Revolver.  Additionally on February 29, 2012, at the direction of Ms. Ngoc Anh Ung $50,000 owed her under the Ung Revolver was transferred to Hi-Tek, Private and added to the funds owed under Hi-Tek Revolver.  Ms. Johnson is the wife of Dr. Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director.  Ms. Ngoc Anh Ung, the Company’s Vice President of Operations and Business Development, Asia.

Additionally on February 29, 2012, the $600,000 of principal owed Hi-Tek Private under the Hi-Tek IDC Loan was cancelled in exchange for the issuance of a new four year five cent convertible debenture secured by approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043 (the “Hi-Tek Secured Loan”).  The loan is due March 1, 2016 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Twelve Million (12,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

Also on February 29, 2012, the $377,379 of accrued interest owed Hi-Tek Private under the Hi-Tek IDC Loan was cancelled, cancelling the Hi-Tek IDC Loan in its entirety, in exchange for the issuance of a new three year five cent convertible debenture.  The loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Seven Million Five Hundred Fifty Thousand (7,550,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

On March 16, 2012, the Company exchanged $50,000 of debt owed to IDCG SA de CV, a corporation established under the laws of the Country of Mexico (“IDCG”) under Term Note 2 (the Vina Mex First Loan) for 1,000,000 restricted shares of the Company’s Common Stock issued at $0.05 per share. In addition, on January 27, 2012, Term Note 2 and Term Note 4 held by IDCG were amended to extend the January 31, 2012 due dates to April 30, 2013 with no other change to the terms.

During the Subsequent Period the Company made monthly interest payments aggregating $15,000 pursuant to the terms of Term Note 14 executed by the Dot VN Danang on May 5, 2009 with Mr. Diep Tai of Vietnam for $101,500; the promissory note is due on demand with thirty day written notice.  Interest accrues and is paid in arrears monthly at a rate of 12% per annum.

During the Subsequent Period $3,811 of long-term debt was reclassified as the current portion of long-term debt.

Due to Related Parties Secured Long-term

On February 29, 2012, Ms. Hue Tran Johnson acquired $100,000 of the Hi-Tek Secured Loan directly from Hi-Tek Private.  The four year convertible note due March 1, 2016 converts at the option of the holder into restricted shares of the Company’s Common Stock at $0.05 per share and bears an interest rate of Ten Percent (10%) per annum.  The loan is secured by a proportional interest in the approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043.  In addition, Hi-Tek Private assigned to Ms. Johnson a warrant for the purchase of Two Million (2,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.  Ms. Johnson is the wife of Dr. Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director.

Also on February 29, 2012, Ms. Ngoc Anh Ung acquired $50,000 of the Hi-Tek Secured Loan directly from Hi-Tek Private.  The four year convertible note due March 1, 2016 converts at the option of the holder into restricted shares of the Company’s Common Stock at $0.05 per share and bears an interest rate of Ten Percent (10%) per annum.  The loan is secured by a proportional interest in the approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043  In addition, Hi-Tek Private assigned to Ms. Ung a warrant for the purchase of One Million (1,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.  Ms. Ngoc Anh Ung, the Company’s Vice President of Operations and Business Development, Asia.

Pursuant to the terms of the underlying long-term secured debt obligations an aggregate of $17,507 of interest was accrued during the Subsequent Period.

Due to Related Parties Long-term

Pursuant to the terms of the underlying related party long-term debt obligations an aggregate of $38,964 of interest was accrued during the Subsequent Period.

On March 20, 2012, $250,000 of the Hue Revolver debt was cancelled in exchange for the issuance of a new three year five cent convertible debenture offered by the Company with the same terms and conditions as other convertible notes issued about the same time.  The three year convertible note due March 1, 2015 converts at the option of the holder into restricted shares of the Company’s Common Stock at $0.05 per share and bears an interest rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Five Million (5,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

On March 31, 2012, long-term Convertible Notes 11 aggregating $818,023 were reclassified from due to related parties long-term to short-term.

Long-term Secured Convertible Debt

On February 29, 2012, the $600,000 of principal owed Hi-Tek Private under the Hi-Tek IDC Loan was cancelled in exchange for the issuance of a new four year five cent convertible debenture secured by approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043 (the “Hi-Tek Secured Loan”).  The loan is due March 1, 2016 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Twelve Million (12,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

Additionally on February 29, 2012, Hi-Tek Private assigned an aggregate of $250,000 of the Hi-Tek Secured Loan to Ms. Hue Tran Johnson ($100,000), Ms. Ngoc Anh Ung ($50,000) and Mr. Tho Gia Phan ($100,000).  The assigned loans are secured by a proportional interest in the approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043  In addition, Hi-Tek Private assigned to Ms. Johnson, Ms. Ung and Mr. Phan  a warrant for the purchase of Two Million (2,000,000) Shares, One Million (1,000,000) Shares and Two Million (2,000,000) Shares, respectively, of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.  Ms. Johnson is the wife of Dr. Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director. Ms. Johnson is the wife of Dr. Lee Johnson, the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director.  Ms. Ngoc Anh Ung, the Company’s Vice President of Operations and Business Development, Asia.

On March 19, 2012, Hi-Tek Private assigned $100,000 of the Hi-Tek Secured Loan to Mr. Tho Gia Phan.  The assigned loan is secured by a proportional interest in the approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043  In addition, Hi-Tek Private assigned to Mr. Phan a warrant for the purchase of Two Million (2,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

On February 5, 2013, Hi-Tek Private assigned $20,000 of the Hi-Tek Secured Loan to Ms. Linh Phan Wong.  The assigned loan is secured by a proportional interest in the approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043  In addition, Hi-Tek Private assigned to Ms. Wong a warrant for the purchase of Four Hundred Thousand (400,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

Pursuant to the terms of the underlying long-term secured debt obligations an aggregate of $51,671 of interest was accrued during the Subsequent Period.

During the Subsequent Period the Company made quarterly interest payments aggregating $20,658 pursuant to the terms of assigned Hi-Tek Secured Loan to Mr. Phan and Ms. Wong,

Long-term Convertible Debt

Pursuant to the terms of the underlying long-term debt obligations an aggregate of $153,644 of interest was accrued during the Subsequent Period.

On February 29, 2012, the $377,379 of accrued interest owed Hi-Tek Private under the Hi-Tek IDC Loan was cancelled, cancelling the Hi-Tek IDC Loan in its entirety, in exchange for the issuance of a new three year five cent convertible debenture.  The loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Seven Million Five Hundred Fifty Thousand (7,550,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

Additionally on February 29, 2012, $600,000 of the Hi-Tek Revolver debt was cancelled in exchange for the issuance of a new three year five cent convertible debenture offered by the Company.  The loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum (the “Hi-Tek Convertible Revolver”).  In addition, the Company issued a warrant for the purchase of Twelve Million (12,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

Also on February 29, 2012 Hi-Tek Private elected to convert $39,375 due on the Hi-Tek Convertible Revolver into 787,500 restricted shares of the Company’s Common Stock at $0.05 per share.

On March 19, 2012 Hi-Tek Private elected to convert $12,075 due on the Hi-Tek Convertible Revolver into 241,500 restricted shares of the Company’s Common Stock at $0.05 per share.

On March 31, 2012, the $100,000 three year convertible debenture held by Franklyn deMarco plus accrued interest was cancelled in exchange for a $125,000 amended and restated convertible debenture due August 31, 2012 drafted by Mr. deMarco’s legal counsel (the “deMarco Debenture”).  On April 26, 2013, Mr. deMarco through new attorneys filed suit to, among other causes, enforce collection of the deMarco Debenture.  The Company was served with the suit on May 1, 2013.  (See Item 8.01).

Additionally on March 31, 2012, long-term Convertible Notes 10 aggregating $510,419 were reclassified from long-term convertible debt to short-term.  In addition during the Subsequent Period, prior to the reclassification, an aggregate of $2,100 was paid to one holder of a three year Convertible Notes 10.

On May 5, 2012, the Company issuance of a new $10,000 three year five cent convertible debenture.  The loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Two Hundred Thousand (200,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.  On April 16, 2013, pursuant to the terms of the convertible debenture $658 was accrued interest was paid.

On June 17, 2012, long-term Convertible Notes 12 aggregating $742,795 were reclassified from long-term convertible debt to short-term.

Long-term Debt, Net of Current Portion

Pursuant to the terms of the underlying long-term debt obligations an aggregate of $5,916 of interest was accrued during the Subsequent Period.

During the Subsequent Period $3,811 of long-term debt was reclassified as the current portion of long-term debt.

Accrued Liabilities

Pursuant to the terms of the underlying unpaid officer salaries an aggregate of $229,181 of interest was accrued during the Subsequent Period.

During the Subsequent Period unpaid salaries owed to officers of the Company increased $122,034.

On March 30, 2012, the Company executed an installment term note with Mr. Thomas Johnson, the Company’s Chief Executive Officer and Chairman of the Board of Directors, which included $100,000 in satisfaction of unpaid salary, including interest, from December 2009 through March 2010.

Other employee wages of $31,344 were deferred during the Subsequent Period and other general accruals increased $7,310.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 29, 2012, the $600,000 of principal owed Hi-Tek Private under the Hi-Tek IDC Loan was cancelled in exchange for the issuance of a new four year five cent convertible debenture secured by approximately 8,768 square meters of land known as Lot 47, Danang Industrial Zone, Son Tra District, Danang City, Vietnam leased by the Company on a fully prepaid land lease expiring September 21, 2043 (the “Hi-Tek Secured Loan”).  The loan is due March 1, 2016 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Twelve Million (12,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

Additionally on February 29, 2012, the $377,379 of accrued interest owed Hi-Tek Private under the Hi-Tek IDC Loan was cancelled, cancelling the Hi-Tek IDC Loan in its entirety, in exchange for the issuance of a new three year five cent convertible debenture.  The loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Seven Million Five Hundred Fifty Thousand (7,550,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

Also on February 29, 2012, $600,000 of the Hi-Tek Revolver debt was cancelled in exchange for the issuance of a new three year five cent convertible debenture offered by the Company.  The loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum (the “Hi-Tek Convertible Revolver”).  In addition, the Company issued a warrant for the purchase of Twelve Million (12,000,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.

On March 22, 2012 the Company received $42,500 from Asher Enterprises, Inc. (“Asher”).  The loan is evidenced by a convertible promissory note and matures 270 days from the issuance date on December 19, 2012 (the “Asher Third Debenture”).  The Asher Third Debenture accrues interest at the rate of 8% per annum.  The Company can prepay the note and accrued interest (the “Amount Due”) in full during the first 180 days by paying a) the Amount Due multiplied by b) a prepayment premium which ranges from 120% (a 20% premium during the first 60 days) to 145% (a 45% premium between 151 to 180 days).  Following the 180th day (September 10, 2012) Asher can convert the note, in whole or in part, into common stock at a 40% discount to the average of the three (3) lowest closing bid prices during the ten trading days prior to their notice to convert (the “Conversion Price”); representing a beneficial conversion feature.  In addition, the notes contains covenants requiring the Company to maintain its SEC filings on Forms 10-Q and 10-K and obtain Asher’s written consent for certain activities not in existence or not committed to by the Company on the issue date, as follows: (i) dividend distributions in cash or shares; (ii) stock, warrant or option repurchases; (iii) borrowings; (iv) sale or disposal of assets; (v) certain advances and loans in excess of $100,000; and (vi) certain guarantees to third-party liabilities.  In the event of default, the amount of principal and interest not paid bear interest at the rate of 22% per annum and the notes becomes immediately due and payable.  Should that occur, the Company is liable to pay Asher 150% of the then outstanding principal, interest and default interest.  The Company did not filed Form 10-K for the fiscal year ended April 30, 2012 which is an event of default under the two (2) convertible promissory notes owed to Asher.  Subsequent to this event the Company has accrued interest at the default rate of Twenty Two (22%) percent per annum.

On March 30, 2012 the Company executed a twenty-four month installment note with Mr. Thomas Johnson, the cancellation of i) the balance due Mr. Johnson under Term Note 16, Term Note 23 and Term Note 28 aggregating $52,842 plus ii) $100,000 of unpaid accrued salary, including interest, from December 2009 through March 2010.  The note due March 31, 2014 accrues interest at the rate Ten Percent (10%) per annum and has a fixed monthly installment payment of $5,000 due on the first of each month commencing April 1, 2012.  An aggregate of only $20,560 was paid towards the fixed monthly installments.

On March 31, 2012, the $100,000 three year convertible debenture held by Franklyn deMarco plus accrued interest was cancelled in exchange for a $125,000 amended and restated convertible debenture due August 31, 2012 drafted by Mr. deMarco’s legal counsel (the “deMarco Debenture”).  The deMarco Debenture accrues interest at the rate of Ten Percent (10%) per annum and has a fixed 16.8 cent conversion into restricted shares of the Company’s Common Stock at the option of Mr. deMarco.  In addition, the Mr. deMarco received a detachable warrant for 1,000,000 restricted shares of the Company’s Common Stock.  The detachable warrant has an exercise price of $0.10 per share and a term of three years from the date of issuance.  From November 1, 2012 through April 1, 2013 an aggregate of $9,679 in interest was paid to Mr. deMarco in exchange for forbearing from litigation of the deMarco Debenture.  Prior to any default in this arrangement on April 26, 2013, Mr. deMarco through new attorneys filed suit to, among other causes, enforce collection of the deMarco Debenture. The Company was served with the suit on May 1, 2013.  (See Item 8.01).  At this time there is no change in the liability owed to Mr. deMarco.

On May 5, 2012, the Company issuance of a new $10,000 three year five cent convertible debenture.  The loan is due March 1, 2015 and interest accrues at the rate of Ten Percent (10%) per annum.  In addition, the Company issued a warrant for the purchase of Two Hundred Thousand (200,000) Shares of the Company’s Common Stock with an exercise price of $0.05 per share, a term of three (3) years, and vest upon conversion of the Debenture.  A partial conversion of the Debenture shall result in a proportional number of warrant shares being vested.  On April 16, 2013, pursuant to the terms of the convertible debenture $658 was accrued interest was paid.

On October 10, 2012, the Company executed a $50,000 term note due January 10, 2013.  Interest accrues at the rate of One Percent (1%) per month.

On November 29, 2012, the Company executed a $52,500 secured term note due June 1, 2013.  Interest accrues at the rate of One Percent (1%) per month.  The note is secured by the Company’s daily credit card collections.  As additional consideration the Company issued a warrant for the purchase of Two Million One Hundred Thousand (2,100,000) Shares of the Company’s Common Stock with an exercise price of $0.025 per share, a term of three (3) years.  On January 11, 2013, the secured note was amended to reduce the security to Fifty Percent (50%) of the Company’s daily credit card collections.

On January 14, 2013, the Company executed a $42,500 secured term note due July 15, 2013.  Interest accrues at the rate of One Percent (1%) per month.  The note is secured by Fifty Percent (50%) the Company’s daily credit card collections.  As additional consideration the Company issued a warrant for the purchase of Two Million Six Hundred Twenty-Five Thousand (2,625,000) Shares of the Company’s Common Stock with an exercise price of $0.02 per share, a term of three (3) years.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Company owes Asher Enterprises, Inc. (“Asher”) funds evidenced by two convertible promissory notes; the Asher Second Debenture and the Asher third Debenture.  The notes contains covenants requiring the Company to maintain its SEC filings on Forms 10-Q and 10-K and obtain Asher’s written consent for certain activities not in existence or not committed to by the Company on the issue date, as follows: (i) dividend distributions in cash or shares; (ii) stock, warrant or option repurchases; (iii) borrowings; (iv) sale or disposal of assets; (v) certain advances and loans in excess of $100,000; and (vi) certain guarantees to third-party liabilities.  In the event of default, the amount of principal and interest not paid bear interest at the rate of 22% per annum and the notes becomes immediately due and payable.  Should that occur, the Company is liable to pay Asher 150% of the then outstanding principal, interest and default interest.

The Company did not filed Form 10-K for the fiscal year ended April 30, 2012 which is an event of default under the two (2) convertible promissory notes owed to Asher.  Subsequent to this event the Company has accrued interest at the default rate of Twenty Two (22%) percent per annum.

Item 3.02  Unregistered Sales of Equity Securities

On February 1, 2012, pursuant to the terms of the Asher First Debenture, the Company issued the accredited investor 533,333 non-restricted shares of the Company’s Common Stock in exchange for an $8,000 partial payment on the Asher First Debenture.  Pursuant to the terms of the Asher First Debenture the shares were issued at a Conversion Price of $0.015 based on a 40% discount applied to the average of the three (3) lowest closing bid prices during the ten trading days prior to the conversion notice.

On February 17, 2012, pursuant to the terms of the Asher First Debenture, the Company issued the accredited investor 833,333 non-restricted shares of the Company’s Common Stock in exchange for an $10,000 partial payment on the Asher First Debenture.  Pursuant to the terms of the Asher First Debenture the shares were issued at a Conversion Price of $0.012 based on a 40% discount applied to the average of the three (3) lowest closing bid prices during the ten trading days prior to the conversion notice.

On February 28, 2012, pursuant to the terms of three stock subscription agreements, each entered into with an accredited investor, the Company issued an aggregate of 2,000,000 restricted shares of the Company’s Common Stock at $0.025 per unit for $25,000 in cash and a $25,000 stock subscription receivable.  Each subscription unit consists of one restricted share of the Company’s Common Stock and a warrant to purchase one restricted shares of the Company’s Common Stock at an exercise price of $0.025 expiring three years from the date of subscription.  On March 9, 14 and 16, 2012, the Company received payments of $10,000, $5,000 and $10,000 in satisfaction of the stock subscription receivable, respectively

On February 29, 2012, Hi-Tek Private exercised the conversion option on $39,375 of principal, a portion of the Revolver Debenture, and received 787,500 restricted shares of the Company’s Common Stock and 787,500 share of the detachable warrant vested.

On March 8, 2012, pursuant to the terms of the Asher First Debenture, the Company issued the accredited investor 1,000,000 non-restricted shares of the Company’s Common Stock in exchange for an $12,000 partial payment on the Asher First Debenture.  Pursuant to the terms of the Asher First Debenture the shares were issued at a Conversion Price of $0.012 based on a 40% discount applied to the average of the three (3) lowest closing bid prices during the ten trading days prior to the conversion notice.

On March 16, 2012, pursuant to the terms of a stock subscription agreement, entered into with an accredited investor, the Company issued 1,000,000 restricted shares of the Company’s Common Stock at $0.05 per share to IDCG as a partial payment of Term Note 2 recorded as a $50,000 payment of Vina Mex First Loan.

On March 19, 2012, Hi-Tek Private exercised the conversion option on $12,075 of principal, a portion of the Revolver Debenture, and received 241,500 restricted shares of the Company’s Common Stock and 241,500 share of the detachable warrant vested.

On March 26, 2012, pursuant to the terms of the Asher First Debenture, the Company issued the accredited investor 733,333 non-restricted shares of the Company’s Common Stock in exchange for an $8,800 full and final payment on the Asher First Debenture.  Pursuant to the terms of the Asher First Debenture the shares were issued at a Conversion Price of $0.012 based on a 40% discount applied to the average of the three (3) lowest closing bid prices during the ten trading days prior to the conversion notice.

On June 4, 2012, pursuant to the terms of the Asher Second Debenture, the Company issued the accredited investor 697,674  non-restricted shares of the Company’s Common Stock in exchange for an $12,000 partial payment on the Asher Second Debenture.  Pursuant to the terms of the Asher Second Debenture the shares were issued at a Conversion Price of $0.0172 based on a 40% discount applied to the average of the three (3) lowest closing bid prices during the ten trading days prior to the conversion notice.

On June 4, 2012, the Company issued an aggregate of 1,530,000 restricted shares of the Company’s Common Stock as a quarterly compensation to Lee Johnson (1,200,000), the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director; Anh Ngoc Ung (60,000 shares), the Company’s Vice President of Operations and Business Development, Asia; and two US based employees (aggregate of 270,000), each a sophisticated purchaser.  The number of shares to be issued as quarterly compensation are calculated monthly at the close of the first business day of the month as the greater of $0.05 per share or that day’s market closing stock price; subject to adjustment quarterly when the shares are issued to the lower of the sum of the three aforementioned monthly calculations or the market closing stock price on the day the shares are issued, but not less than $0.05 per share.  Final compensation expense is recognized at the market closing stock price on the date the shares are issued, which as $0.04 and recorded as $48,000, $2,400 and $10,800 in compensation to Mr. Johnson, Ms. Ung and US based employees, respectively.

On July 19, 2012, pursuant to the terms of the Asher Second Debenture, the Company issued the accredited investor 967,742  non-restricted shares of the Company’s Common Stock in exchange for an $12,000 partial payment on the Asher Second Debenture.  Pursuant to the terms of the Asher Second Debenture the shares were issued at a Conversion Price of $0.0124 based on a 40% discount applied to the average of the three (3) lowest closing bid prices during the ten trading days prior to the conversion notice.

On September 12, 2012, the Company issued an aggregate of 1,530,000 restricted shares of the Company’s Common Stock as a quarterly compensation to Lee Johnson (1,200,000), the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director; Anh Ngoc Ung (60,000 shares), the Company’s Vice President of Operations and Business Development, Asia; and two US based employees (aggregate of 270,000), each a sophisticated purchaser.  The number of shares to be issued as quarterly compensation are calculated monthly at the close of the first business day of the month as the greater of $0.05 per share or that day’s market closing stock price; subject to adjustment quarterly when the shares are issued to the lower of the sum of the three aforementioned monthly calculations or the market closing stock price on the day the shares are issued, but not less than $0.05 per share.  Final compensation expense is recognized at the market closing stock price on the date the shares are issued, which as $0.02 and recorded as $24,000, $1,200 and $5,400 in compensation to Mr. Johnson, Ms. Ung and US based employees, respectively.

On December 17, 2012, the Company issued an aggregate of 1,530,000 restricted shares of the Company’s Common Stock as a quarterly compensation to Lee Johnson (1,200,000), the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director; Anh Ngoc Ung (60,000 shares), the Company’s Vice President of Operations and Business Development, Asia; and two US based employees (aggregate of 270,000), each a sophisticated purchaser.  The number of shares to be issued as quarterly compensation are calculated monthly at the close of the first business day of the month as the greater of $0.05 per share or that day’s market closing stock price; subject to adjustment quarterly when the shares are issued to the lower of the sum of the three aforementioned monthly calculations or the market closing stock price on the day the shares are issued, but not less than $0.05 per share.  Final compensation expense is recognized at the market closing stock price on the date the shares are issued, which as $0.018 and recorded as $21,600, $1,080 and $4,860 in compensation to Mr. Johnson, Ms. Ung and US based employees, respectively.

On December 20, 2012, the Company issued an aggregate of 5,650,000 restricted shares of the Company’s Common Stock as a year-end bonus to Lee Johnson (5,000,000), the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director; Anh Ngoc Ung (150,000 shares), the Company’s Vice President of Operations and Business Development, Asia; two US based employees (aggregate of 250,000); and twelve Vietnam based employees (aggregate of 250,000), each a sophisticated purchaser, valued at the market close and recorded as $149,500, $4,485, $7,475 and $7,475 in bonuses, respectively.

On March 28, 2013, the Company issued an aggregate of 1,530,000 restricted shares of the Company’s Common Stock as a quarterly compensation to Lee Johnson (1,200,000), the Company’s President, Chief Technology Officer, Chief Financial Officer and a Director; Anh Ngoc Ung (60,000 shares), the Company’s Vice President of Operations and Business Development, Asia; and two US based employees (aggregate of 270,000), each a sophisticated purchaser.  The number of shares to be issued as quarterly compensation are calculated monthly at the close of the first business day of the month as the greater of $0.05 per share or that day’s market closing stock price; subject to adjustment quarterly when the shares are issued to the lower of the sum of the three aforementioned monthly calculations or the market closing stock price on the day the shares are issued, but not less than $0.05 per share.  Final compensation expense is recognized at the market closing stock price on the date the shares are issued, which as $0.0369 and recorded as $44,280, $2,214 and $9,963 in compensation to Mr. Johnson, Ms. Ung and US based employees, respectively.

On April 10, 2013, pursuant to the terms of two convertible debentures, each held by a sophisticated purchaser, the Company issued an aggregate of 1,300,276 restricted shares of the Company’s Common Stock in exchange for the cancellation of an aggregate $50,000 March Debenture plus $15,274 of accrued interest.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2013, by consent action of a majority of  the Company’s shareholders Dot VN has amended Paragraph A(i) in Article IV of the Articles of Incorporation to have authority to issue a total of (i) seven hundred  fifty million (750,000,000) shares of common stock (“Common Stock”), par value $.001 per share.

Item 8.01  Other Events.

After  very contentious negotiations and threats on March 31, 2012, the $100,000 three year convertible debenture held by Franklyn deMarco plus accrued interest was cancelled in exchange for a $125,000 amended and restated convertible debenture due August 31, 2012 This was drafted and forced on the corporation through deMarco’s legal counsel. (the “deMarco Debenture”). The deMarco Debenture accrues interest at the rate of Ten Percent (10%) per annum and has a fixed 16.8 cent conversion into restricted shares of the Company’s Common Stock at the option of Mr. deMarco. From November 1, 2012 through April 1, 2013 an aggregate of $9,679 in interest was paid to Mr. deMarco in exchange for his forbearing from litigation of the deMarco Debenture. Prior to any default in this arrangement on April 26, 2013, Mr. deMarco through new attorneys filed suit to, among other causes, enforce collection of the deMarco Debenture (See Item 8.01).  The Company was served with the suit on May 1, 2013.  At this time there is no change in the liability to Mr. deMarco.  The Company will vigorously defend the action.

On May 6, 2013, Dot VN, Inc. issued a press release announcing that it will begin working aggressively on restructuring corporate debt in order to make the company self sustaining through revenues. Also it announces the engagement of Eric Dierker to help manage this transitional time in the company. The press release also explains the forecasted reasons for the changes, and an agreement reached with labor.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

99.1	Press Release dated May 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC.
(Registrant)

Date: May 6, 2013	By:	/s/ Dr. Lee Johnson
	Name:	Dr. Lee Johnson
	Title:	President, Chief Financial Officer and
Chief Technical Officer

Exhibit Index

No.	Description

99.1	Press Release dated May 6, 2013.